                                                                    EXHIBIT 10.1




[SCOTIABANK LETTERHEAD]

                                                                  April 19, 1995

Lear Seating Canada Ltd.
536 Manitou Drive
Kitchener, Ontario
N2G 4C2

Attention: Mr. Donald J. Stebbins

Dear Sirs:

        RE:  ESTABLISHMENT OF REVOLVING TERM CREDIT FACILITY
             IN FAVOUR OF LEAR SEATING CANADA LTD.

          The Bank of Nova Scotia (the "Bank") is pleased to advise that, subject to your acceptance, the Bank will make available to Lear Seating
Canada Ltd. (the "Borrower") the revolving term credit facility described in this Agreement upon the following terms and conditions, and that this Agreement shall replace the existing loan agreement dated March 8,1989, as amended to date, between the parties, together with the grid promissory note therefor, which loan agreement and grid promissory note shall terminate and cease to be of effect (whereupon the Borrower shall be released from its obligation to provide a letter of credit in favour of the Bank as collateral security therefor), with outstanding availments thereunder constituting outstanding applicable
Availments (as defined below) under this Agreement:

CREDIT                       Revolving Term Credit.
FACILITY
                             $25,000,000 Cdn.,  under which are available
                                                Canadian and U.S.dollar
                                                advances and
                                                bankers' acceptances of Canadian
                                                dollar bills of exchange (each
                                                a"BA"), together with standby
                                                and commercial letters of credit
                                                and letters of guarantee (each a
                                                "Documentary Instrument"), the
                                                terms and conditions of which
                                                are contained in Schedules "A"
                                                and "B" hereto;

                             (the "Credit", with each availment thereunder being an "Availment").

BOOKING POINT                Kitchener Main Branch
                             64 King Street West
                             Kitchener, Ontario
                             N2G 3X1
                             (the "Branch")

To:  Lear Seating Canada Ltd.                                           Page 2

PURPOSES                     General corporate purposes.

INTEREST RATE/               The interest rate for each type of advance, the
FEE ADJUSTMENTS              issuance fees for BA's and the stand-by fee shall
                             all fluctuate in accordance with the Parent
                             Company's Coverage Ratio and Debt Ratio, and together such ratios shall be determinative as to the applicable "Pricing Level" in effect for certain interest rates and fees hereunder at any time and from time to time as follows:

                             Coverage Ratio         Debt Ratio        Pricing Level
                             --------------     ------------------    -------------
                             Less than 4.0:1    Greater than 3.25:1      Level 1

                             4.0:1 or greater   3.25:1 or less but
                             but less than      greater than
                             5.0:1              1.75:1                   Level 2

                             5.0:1 or greater   1.75 or less             Level 3

                             If a discrepancy arises between the Coverage Ratio and the Debt Ratio such that one ratio falls within one of the above Pricing Levels and the other ratio falls within a different Pricing Level, then the Pricing Level with the higher interest rates and fees will prevail for the purposes of determining the affected interest rates and fees.

                             Subject to the limitations expressed in this section, any change in the interest rates and fees hereunder (a "Pricing Change") shall be effective on the second Business Day (as defined below in the section captioned NOTICE) following the earlier of:

                             (i)     the Bank's receipt of a quarterly
                                     compliance certificate (as required by the REPORTING section hereof) indicating that a change has occurred in the above ratios such that the Pricing Level should be adjusted; and

                             (ii) the due date for a quarterly compliance certificate, if that certificate, whenever actually received by the Bank, discloses that a change has occurred in the above ratios such that the Pricing Level should be adjusted.

                             The interest rates and fees payable by virtue of any Pricing Change shall continue to be payable until the second Business Day following the earlier of the Bank's receipt and the due date for the next quarterly compliance certificate indicating that a further Pricing Change should occur as a result of changes in the above ratios as at the end of the applicable fiscal period.

To:  Lear Seating Canada Ltd.                                           Page 3


                             No Pricing Change which results in a reduction of interest rates and fees hereunder shall be permitted at any time that an Event of Default has occurred and is continuing hereunder. Further, notwithstanding the foregoing, in the event that any compliance certificate is not provided to the Bank within 95 days of the end of any fiscal quarter of the Borrower in any of its fiscal years, other than any last fiscal quarter, or within 105 days of any last fiscal quarter of the Borrower in any of its fiscal years, a Pricing Change shall be deemed to have occurred on the second Business Day following such date, with all affected interest rates and fees increasing automatically to the next Pricing Level having higher interest rates and fees (unless Pricing Level 1 is already then in effect) and such increased interest rates and fees shall remain in effect subject to the terms of this section or until receipt by the Bank of the relevant overdue compliance certificate, whereupon, in the latter event only, a further Pricing Change shall occur on the second Business Day following the date of the Bank's receipt thereof if warranted by the particulars disclosed in such certificate.

                             For the purposes of this Agreement:

                             (a)     "Parent Company" shall mean Lear Seating
                                      Corporation, the U.S. parent company of
                                      the Borrower;

                             (b) "Coverage Ratio" and "Debt Ratio", and all defined terms used in each such definition shall have the respective meanings ascribed to them in the Syndicated Credit Agreement, provided that each such term shall be read for the purposes of this Agreement as if to exclude the term "Adjustment Date"; and

                             (c) "Syndicated Credit Agreement" shall mean the second amended and restated credit agreement dated as of November 29, 1994 by and among the Parent Company, as borrower, Chemical Bank, as administrative agent for the lenders, certain managing agents including the Bank (the Bank being a lender thereunder also) and the other lenders signatory thereto pursuant to which loan commitments currently in the maximum principal amount of $500,000,000 U.S. are available to the Parent Company.

LIMITATION ON                The aggregate amount, expressed in Canadian
AVAILABILITY                 dollars, of Availments outstanding under the
                             Credit at any time and of all Obligations of the Borrower known by the Borrower to exist at such time shall not exceed the committed limit of the Credit at such time. If this restriction is exceeded, the Bank may require the

To:  Lear Seating Canada Ltd.                                            Page 4

                             applicable excess to be repaid within a period of not more than 30 days of the date that such excess first arises. For the purposes of this Agreement:

                             (a)     "Obligations" shall have the meaning
                                      ascribed to such term in the General
                                      Security Agreement; and

                             (b) "General Security Agreement" shall mean the amended and restated general security agreement by and among the Borrower, as obligor, Chemical Bank, as administrative agent for the lenders and the lenders party to the Syndicated Credit Agreement, including the Bank.

CREDIT                       Advances.  Canadian and U.S. dollar advances may be
AVAILMENTS                   obtained under the Credit by the Borrower
                             selecting in respect of each such advance one of the interest options as follows:

                             (1) Canadian dollars as Prime Rate Advances in whole multiples of $100,000 Cdn.: Prime Lending Rate (as defined below) plus a per annum margin fluctuating in accordance with the applicable Pricing Level (determined above) as follows:

                                     Pricing                 Interest Rate
                                     Level                   Margin (%)
                                     -------                 ------------
                                     Level 1                1/2

                                     Level 2                1/4

                                     Level 3                 -

                             (2) U.S. dollars as Base Rate Advances in whole multiples of $100,000 U.S.:
                                     Alternate Base Rate (as defined below)
                                     plus a per annum margin fluctuating in
                                     accordance with the applicable Pricing
                                     Level (determined above) as follows:

                                     Pricing                 Interest Rate
                                     Level                   Margin (%)
                                     -------                 ------------
                                     Level 1                1/2

                                     Level 2                1/4

                                     Level 3                 -

                             (3) U.S. dollars as LIBOR Advances in whole multiples of $100,000 U.S.: LIBO Rates (as defined below) for 1, 2, 3 or 6 month LIBOR Periods plus a per annum margin fluctuating in accordance with the applicable Pricing Level (determined above) as follows:

To:  Lear Seating Canada Ltd.                                            Page 5


                                     Pricing                 Interest Rate
                                     Level                   Margin (%)
                                     -------                 -------------
                                     Level 1                  1 1/4

                                     Level 2                  1

                                     Level 3                    3/4

                             A conversion from a LIBOR Advance to another
                             Availment may only be made on the expiry of the applicable LIBOR Period, unless the Borrower indemnifies the Bank for the costs of the Bank resulting from the early termination of such LIBOR Period. No LIBOR Period may extend beyond the maturity date of the Credit as provided for below in the section captioned MATURITY, except as provided in paragraph (5) under the section captioned COVENANTS.

                             BA's. BA's may be obtained by the Borrower under the Credit, provided that each such BA shall be denominated in a whole multiple of $100,000 Cdn. and shall have a term to maturity of 30 to 180 days. The Borrower shall pay, upon issuance of each BA, a per annum fee determined as set out below, calculated on the basis of a 365 day year on the face amount of such BA for the number of days to elapse to maturity (exclusive of days of grace), subject to a minimum fee of $100 Cdn. per BA transaction. Each BA may be converted to another Availment, but only on the maturity date of such BA. Any BA not paid by the Borrower on its maturity date will be paid by the Bank and such payment shall constitute a Prime Rate Advance under the Credit. No term of a BA may extend beyond the maturity date of the Credit as provided for below in the section captioned MATURITY, except as provided in paragraph (5) under the section captioned COVENANTS. The issuance fee for BA's shall fluctuate in accordance with the applicable Pricing Level (determined above) as follows:

                             Pricing                    Issuance Fee
                             Level                      Per Annum (%)
                             -------                    -------------
                             Level 1                         1 1/4

                             Level 2                         1

                             Level 3                           3/4

                             Documentary Instruments. Refer to the attached Schedules "A" and "B" to this Agreement.

STAND-BY FEE                 The Borrower shall pay, on the last Business Day
                             of each calendar quarter, a per annum stand-by fee determined as set out below, computed on the unused

To:  Lear Seating Canada Ltd.                                            Page 6

                             portion of the committed limit of the Credit as it may be reduced from time to time, calculated daily in arrears on the basis of a 365 day year for the actual number of days elapsed from the date of the Borrower's execution of this Agreement. For purposes of calculating the amount of stand-by fee payable in respect of U.S. dollar Availments outstanding hereunder, the Canadian dollar exchange equivalent thereof shall be determined by the Bank on and for each Business Day in accordance with the spot rate of exchange for U.S. dollars as announced by the Bank of Canada not later than 12:00 noon (Toronto time) on such day, or, if such rate is not announced by the Bank of Canada by such time on any Business Day, the applicable rate of exchange for the relevant currency conversion shall be that which was last announced by the Bank of Canada. The Borrower shall be entitled to cancel all or any of the unused portion of the committed limit of the Credit at any time and from time to time without penalty on not less than 30 days' written notice to the Bank and upon payment of all accrued stand-by fee to such date of cancellation, whereupon the committed limit of the Credit shall be permanently reduced accordingly. The stand-by fee shall fluctuate in accordance with the applicable Pricing Level (determined above) as follows:

                             Pricing                     Stand-by Fee
                             Level                       Per Annum (%)
                             -------                     -------------
                             Level 1                          3/8

                             Level 2                          1/4

                             Level 3                          1/5

MATURITY Termination. The Credit shall revolve and may be drawn down until the earlier of (a) March 31, 1997 inclusive and (b) the date of expiry of the loan commitments under the Syndicated Credit Agreement or any successor thereto, when all amounts then outstanding or accrued hereunder shall be payable. The term of the Credit may be extended for successive periods of up to one year in the absolute discretion of the Bank, upon the Borrower's written request therefor received not later than January 31 of each year, provided that, in no event shall the term of the Credit be extended beyond November 30, 1999. If the Bank does not give written notice to the Borrower of its consent to any such requested extension on or before March 1 in any year, neither the requested extension nor any further extension shall be permitted thereafter and the term of the Credit shall expire as otherwise provided. No extension shall be effective if maturity of the Credit shall first occur for the reason specified above in clause (b) of this section

To:  Lear Seating Canada Ltd.                                           Page 7

                             or if the Bank terminates the Credit at any time prior to the commencement of any extended term upon the occurrence of any Event of Default hereunder. If any scheduled date of termination should not fall on a Business Day, then all amounts otherwise payable under this Agreement upon termination of the Credit shall instead be payable on the Business Day immediately preceding such date.

                             Outstanding BA's. If, at any time prior to the maturity date of any BA issued hereunder, the Credit is terminated, the Borrower shall pay to the Bank, on demand, an amount with respect to each such BA equal to the total of amounts which would be required to purchase in the Canadian money market, as of 10:00 a.m. (Eastern time) on the date of payment of such demand, Government of Canada treasury bills in an aggregate amount equal to the face amount of such BA and having in each case a term to maturity similar to the period from such demand to maturity of such BA; provided that, subject to the provisions of paragraph (5) of the section below captioned COVENANTS, no such payment shall be required to be made by the Borrower with respect to any BA prior to its date of maturity if such BA is outstanding at the time of the Borrower's receipt of any notice of repayment given by the Bank to the Borrower in accordance with the aforesaid paragraph (5) of the section captioned COVENANTS. Upon payment by the Borrower as required under this paragraph, the Borrower shall have no further liability in respect of each such BA and the Bank shall be entitled to all of the benefits of, and be responsible for all payments to third parties under, such BA and the Bank shall indemnify and hold harmless the Borrower in respect of all amounts which the Borrower may be required to pay under each such BA to any party other than the Bank.

                             Outstanding Documentary Instruments. Refer to the attached Schedule "A" to this Agreement.

CALCULATION                  Determination of Rates.  "Prime Lending Rate" is a
& PAYMENT                    variable per annum reference rate of interest (as
                             announced and adjusted by the Bank from time to
                             time) for loans made by the Bank in Canada in Canadian dollars. "Alternate Base Rate" is a fluctuating interest rate per annum (as shall be in effect from time to time) (rounded to the nearest 1/100 of 1%) for loans made by the Bank in Canada in U.S. dollars equal to the greater of:
                             (a) the annual rate of interest announced from time to time by the Bank in Canada as its "Base
                             Rate Canada"; and (b) 0.5% per annum above the rate set forth for such date opposite the caption
                             "Federal Funds (Effective)" in the weekly statistical release designated as "H.15(519)", or any successor publication, published by the Federal

To:  Lear Seating Canada Ltd.                                             Page 8

                             Reserve System. If for any reason the Bank shall have determined (which determination shall be conclusive, absent manifest error) that it is unable to ascertain the Federal Funds (Effective) for any reason, including without limitation, the inability or failure of the Bank to obtain sufficient bids or publications in accordance with the terms hereof, the rate announced by the Bank in Canada as its "Base Rate Canada" shall be the Alternate Base Rate until the circumstances giving rise to such inability no longer exist. The "LIBO Rate" for each LIBOR Period (being the applicable interest period chosen by the Borrower for a LIBOR Advance) means the rate of interest per annum at which the Bank is offered deposits by prime banks in the London interbank market, as at 11:00 a.m. (London, England time), on the second Business Day prior to the commencement of such LIBOR Period, in an amount of U.S. dollars similar to the amount of the applicable LIBOR Advance for a deposit period comparable to such LIBOR Period. LIBOR Advances are offered subject to the availability to the Bank of appropriate LIBO Rate quotations.

                             Interest Calculation and Payment. Interest computed with reference to Prime Lending Rate or Alternate Base Rate shall accrue from day to day for the actual number of days elapsed and shall be calculated and payable quarterly, not in advance, on the last Business Day of each calendar quarter. Interest computed with reference to a LIBO Rate shall accrue from day to day for the actual number of days elapsed and shall be calculated and payable at the end of the applicable LIBOR Period and, if such LIBOR Period is in excess of 3 months, at the end of each 3 month period during such LIBOR Period. If the last day of any LIBOR Period should not fall on a Business Day, then all interest payable in respect of the applicable advance upon maturity thereof shall instead be payable on the Business Day immediately preceding the last day of such LIBOR Period. Interest computed with reference to Prime Lending Rate shall be calculated on the basis of a 365 day year, but interest computed with reference to the Alternate Base Rate or a LIBO Rate shall be calculated on the basis of a year of 360 days.

                             Change In Margin. Whenever this Agreement calls for an increase or decrease on a certain date in a margin over a reference rate in respect of interest on an advance or the fees for issuance of a BA, the Borrower shall pay interest or fees or shall be entitled to receive a refund from the Bank on interest or fees already paid, as applicable, calculated proportionately with reference to the new margin effective from such date, notwithstanding that, in the case of an advance, such advance was made prior to

To:  Lear Seating Canada Ltd.                                            Page 9

                             such date and, in the case of a BA, the fee is to be calculated and paid prior to such date.

                             LIBOR Periods. The Borrower shall designate the LIBOR Period to apply to each LIBOR Advance in its notice of any drawdown of such advance, any conversion to such advance and any renewal of an existing LIBOR Period, provided that, upon failure of the Borrower to give notice of any such designation, when applicable, as required under this Agreement, the Bank shall convert the affected LIBOR Advance to a Base Rate Advance for the purpose of determining the interest rate with respect to same.

                             Default of Payment. Amounts not paid when due in respect of a Prime Rate Advance or a Base Rate Advance shall bear interest at the rates applicable thereto, plus 2% per annum. Amounts not paid when due in respect of a LIBOR Advance may be constituted a Base Rate Advance by the Bank and the Bank may so convert such advance. Any other monetary obligation of the Borrower arising under this Agreement which is not paid when due shall be deemed to be an amount not paid when due in respect of a Prime Rate Advance or a Base Rate Advance, as applicable. Interest payable under this paragraph shall accrue from day to day for the actual number of days elapsed, shall be calculated and payable upon demand, and shall be compounded monthly until paid. The rights of the Bank under this paragraph shall continue to apply from the date of such default for so long as such default shall continue, both before and after demand and judgment.

                             Interest Act (Canada). Whenever a rate of interest hereunder is calculated on the basis of a year (the "deemed year") which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.

REPAYMENTS                   The Borrower may make any repayment of an advance
                             in a whole multiple of $100,000 Cdn. in the case of Prime Rate Advances and of $100,000 U.S. in the case of a Base Rate Advance, but any repayment in respect of a LIBOR Advance may be made only in a whole multiple of $100,000 U.S. and shall be subject to the terms and conditions set out in the section below captioned INDEMNITY PROVISIONS. No repayment of any advance made by way of overdraft
                             (if such advance is permitted by the Bank hereunder) shall be subject to any limitation that it be in a whole multiple or minimum of any amount.

To:  Lear Seating Canada Ltd.                                           Page 10


SECURITY                     Unsecured.

CONDITIONS TO                Initial Drawdown.  The right of the Borrower to
UTILIZATION                  obtain the initial drawdown hereunder is subject
                             to the condition precedent that the Bank has received, in form and substance satisfactory to it, evidence of authority to borrow hereunder and to execute and deliver this Agreement, together with executed copies of such documentation and, if requested by the Bank, opinions of counsel as to the validity and enforceability of the same.

                             Each Utilization. The right of the Borrower to obtain at any time any drawdown of an Availment (including the initial drawdown) or any conversion from one Availment to another or any renewal of a LIBOR Period hereunder (each a "Utilization") is subject to the further conditions precedent that at the time of such Utilization:

                             (1) in the case where such Utilization is a drawdown, a conversion to a LIBOR Advance or a renewal of any LIBOR Advance, no event or circumstance has occurred and is continuing, or would result from the making of such Utilization, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse, or both, or, which when considered by itself or together with other past or then existing events or circumstances, constitutes or would constitute a material adverse change in the business prospects or financial condition of the Borrower and its subsidiaries on a consolidated basis;

                             (2) the Limitation on Availability hereunder has not been exceeded and shall not be exceeded as a result of such Utilization; and

                             (3)     the Bank has received such other
                                     information as the Bank may have
                                     reasonably requested upon giving prior
                                     reasonable notice thereof to the Borrower.

NOTICE The Borrower shall give to the Bank 2 Business Days' notice of each Utilization or repayment in respect of a LIBOR Advance and same Business Day's notice of each Utilization or repayment in respect of any other type of Availment. As used herein, a "Business Day" means any day other than a Saturday, or a Sunday, or a day that banks are lawfully closed for business in Toronto, Ontario, or, if in respect of a Base Rate Advance, New York City, or, if in respect of a LIBOR Advance, any other day on which transactions cannot be carried out by and between banks in the London interbank market.

To:  Lear Seating Canada Ltd.                                          Page 11


                             Any notice or communication shall be deemed to have been given to a party hereunder (i) upon delivery in writing to such party at its address as noted on page 1 hereof or at the address of which such party last notified the other, or (ii) upon oral (including telephone) transmission to an appropriate officer of such party, provided that such officer believed at such time in good faith that such notice or communication was given by an appropriate officer of the notifying or communicating party, or (iii) upon receipt by the Bank of a Canadian or U.S. dollar cheque or wire transfer drawn on an account of the Borrower maintained at the Branch, which receipt, in the absolute discretion of the Bank, may constitute notice to the Bank of drawdown by way of a Prime Rate Advance or a Base Rate Advance, as applicable, under the Credit. Notice or communication to the Bank hereunder (other than notice given in the manner as set out in (iii) of this section) to be effective on a certain Business Day must be given prior to 11:00 a.m. (Eastern time) on that Business Day. Each notice or communication given by a party hereunder shall be binding on it and shall not be revocable without the other party's consent.

REPRESENTATIONS              The Borrower represents and warrants that:
AND WARRANTIES
                             (a)     this Agreement is a legal, valid and
                                     binding obligation of the Borrower
                                     enforceable against it in accordance with its terms; is not contrary to any contractual restriction binding on it; and its execution and delivery of the same neither requires a third party consent nor would entitle any third party to accelerate any debt owing to it; and

                             (b) it does not have outstanding, as of the date hereof, any indebtedness for borrowed money, nor any liability for borrowed money (including, without limitation, contingent liability under any guarantee), other than indebtedness incurred to the Province of Ontario having a maximum aggregate principal amount of $4,500,000 Cdn., indebtedness and liability incurred to the Bank and contingent liability under a guarantee in a maximum principal amount of $6,000,000 Cdn. dated April 26, 1989, as amended on August 11, 1992, in respect of the indebtedness and liability of General Seating of Canada Ltd. incurred to Dai-Ichi Kangyo Bank (Canada) Ltd.

                             All of the representations and warranties of the Borrower contained herein shall survive the execution and delivery of this Agreement notwithstanding any investigation made at any time by or on behalf of the Bank.

To:  Lear Seating Canada Ltd.                                           Page 12


COVENANTS                    The Borrower hereby covenants:

                             (1)     to maintain, and cause its material
                                     subsidiaries to maintain, their respective corporate existences and conduct their respective businesses in the normal course;

                             (2)     to promptly notify the Bank of the
                                     occurrence of any event or circumstance
                                     which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both and to provide to the Bank a detailed statement of a senior officer of the Borrower of the steps, if any, being taken to cure or remedy such default;

                             (3) to maintain, or cause to be maintained, a minimum Consolidated Net Worth of $55,000,000 Cdn. at all times during the first three fiscal quarters of the Borrower's 1995 fiscal year and of $65,000,000 Cdn. at all times thereafter. For the purposes of this Agreement, "Consolidated Net Worth" shall mean, at any particular time, Shareholders' Equity, where "Shareholders' Equity" means all amounts which would be included under shareholders' equity on a consolidated balance sheet of the Borrower and its subsidiaries determined on a consolidated basis plus inter-company indebtedness of the Borrower and its subsidiaries which is postponed and subordinated to the Bank in a form and manner satisfactory to the Bank in its sole discretion, all calculated as at the date of determination in accordance with generally accepted accounting principles established by the Canadian Institute of Chartered Accountants or any successor thereto ("Canadian GAAP"); provided that any amortization of goodwill, deferred financing fees or license fees (including any write-offs of deferred financing fees and license fees) shall not be taken into account in determining Consolidated Net Worth;

                             (4)     to maintain a ratio of Consolidated
                                     Operating Profit to net interest expense of at least 3.0:1 at all times. For the purposes of this paragraph, "Consolidated Operating Profit" shall mean, without duplication, at any particular time and with respect to the previous four consecutive fiscal quarters of the Borrower ended on the last day of the most recently-ended fiscal quarter, consolidated net income of the Borrower and its subsidiaries for such period excluding (i) extraordinary gains and losses arising from the sale of material assets and other extraordinary and/or non-recurring gains and losses, (ii)

To:  Lear Seating Canada Ltd.                                           Page 13

                                     charges, premiums and expenses associated with the discharge of indebtedness, (iii) other non-cash items reducing net income,
                                     (iv) license fees (and any write-offs
                                     thereof), (v) stock compensation expense,
                                     (vi) deferred financing fees (and any
                                     write-offs thereof), (vii) foreign
                                     exchange gains and losses, (viii)
                                     miscellaneous income and expenses and (ix) miscellaneous gains and losses arising from the sale of assets plus, to the extent deducted in determining consolidated net income, the excess of (i) the sum of (A) consolidated interest expense, (B) any expenses for taxes, (C) depreciation and amortization expense and
                                     (D) minority interests in income of
                                     subsidiaries over (ii) net equity earnings in affiliates (excluding subsidiaries). For the purposes of this Agreement, "affiliate" and "affiliates" means an affiliated body corporate within the meaning ascribed to such term in the Business Corporations Act (Ontario), as amended;

                             (5)     to repay all of its indebtedness and
                                     liability incurred or accrued under this Agreement if the Bank should at any time withdraw as a party to the Syndicated Credit Agreement, subject to the Bank giving the Borrower not less than 60 days' prior written notice of the due date for any such repayment, the date thereof not to be earlier in any event than the date that the Bank's withdrawal from the Syndicated Credit Agreement becomes effective; provided that, if any Availment (excluding any Prime Rate Advance and any Base Rate Advance) is outstanding on the date of receipt by the Borrower of any such notice and if the maturity or expiry date of such Availment should not occur until after the aforesaid 60-day period has expired, then, all payments in respect of such Availment, which, if not for the giving of the notice provided for in this Covenant (5), would otherwise be due after expiry of the 60-day period, shall instead be made as and when otherwise required by this Agreement, except that, in the case of any applicable Documentary Instrument, payments of principal, interest and other amounts arising from any drawing thereunder shall be made on the second Business Day following such drawing. Notwithstanding any other term or condition of this Agreement, the Borrower agrees that no further credit shall be available to the Borrower under this Agreement after the date of its receipt of the notice referred to above and that, if all amounts payable under this Covenant
                                     (5) are received by the Bank within the
                                     aforesaid 60-day period, the Credit shall terminate on the date of final

To:  Lear Seating Canada Ltd.                                           Page 14

                                     payment thereof; provided further that,
                                     the Borrower's entitlement to obtain
                                     credit hereunder shall be re- instated and the Credit shall expire on the maturity date as otherwise provided subject to the terms and conditions of this Agreement, if
                                     (i) at any time prior to the due date for repayment specified in any such notice by the Bank, the Borrower provides an irrevocable standby letter of credit, in form and substance satisfactory to the Bank in its sole discretion, for a principal amount not less than the committed limit of the Credit at such time, plus interest, fees and other amounts outstanding and payable under this Agreement and (ii) no Event of Default or material adverse change in the financial condition of the Borrower has occurred at any time prior to or upon the Bank's receipt of such letter of credit. The giving of any notice by the Bank under this Covenant (5) shall not affect the respective rights, privileges or obligations of the parties to this Agreement except as expressly set out in this Covenant (5);

                             (6)     not to incur, nor to permit its
                                     subsidiaries to incur, directly or
                                     indirectly, any indebtedness or liability for borrowed money after the date hereof, whether actual or contingent (including, without limitation, liability under any guarantee) other than the re-financing of any existing obligation of the Borrower as disclosed above in clause (b) of the section hereof captioned REPRESENTATIONS AND WARRANTIES, amounts that the Bank is satisfied are incurred in the normal course of business and indebtedness and liability for borrowed money incurred to affiliates; and

                             (7)     to notify the Bank in writing of the
                                     amount and currency of each additional
                                     Obligation incurred or to be incurred by or on behalf of the Borrower under the General Security Agreement, with such written notice to include the date that the applicable Obligation was or will be incurred and to be given not later than 2 Business Days after the date that such Obligation was incurred; provided that, if advance notice of any additional Obligation is given to the Bank, and the date, amount or currency thereof as specified in such notice does not correspond with the actual date, amount or currency of that Obligation as and when incurred, the Borrower further covenants to correct the affected notice in a supplementary written notice to the Bank within 2 Business Days of the date that the applicable Obligation was incurred, or if

To:  Lear Seating Canada Ltd.                                           Page 15

                                     appropriate, to advise the Bank that no
                                     such additional Obligation will be
                                     incurred.

EVENTS OF                    Upon the occurrence and continuation of any Event
DEFAULT                      of Default, the Bank may terminate the Credit
                             and/or demand payment of all indebtedness and liability outstanding and accrued hereunder to the date of demand and proceed to take such steps as it deems fit.

                             An Event of Default shall occur if:

                             (1) the Borrower fails to pay any amount of principal within 3 Business Days of when due or fails to pay any amount of interest, fees or other amounts within 5 Business Days of when due under the Credit, or makes any representation or warranty hereunder which is incorrect in any material respect;

                             (2)     the Borrower breaches any material
                                     covenant hereof (including, without
                                     limitation, any covenant made hereunder in the above section captioned COVENANTS) or fails to comply with any other material term or condition hereof and such breach of covenant or material non-compliance (other than a covenant to pay or a covenant impossible to remedy or a material breach of any representation or warranty) continues for 10 Business Days or more after notice to remedy same, or the Borrower fails to pay any excess amount due in respect of the Limitation On Availability hereunder within the time period specified in any demand therefor; or

                             (3) the Borrower or any subsidiary of the Borrower admits its inability to pay its debts generally; becomes a bankrupt (voluntarily or involuntarily); or, becomes subject to any proceeding seeking liquidation, rearrangement, relief of creditors or the appointment of a receiver or trustee over, or any judgment or order which has or might have a material and adverse effect on, any substantial part of its property or undertaking; unless, in the event of an involuntary bankruptcy or a proceeding for any of the remedies specified above in this section (other than a voluntary bankruptcy), the affected corporation has obtained a dismissal, permanent stay or other similar disposition not more than 60 days from (i) the date of the filing of a petition, in the case of an involuntary bankruptcy, or
                                     (ii) the date of service of the relevant statement of claim, application or other process, in the case of any other proceeding; or

                             (4)     The Borrower or any subsidiary of the
                                     Borrower:

To:  Lear Seating Canada Ltd.                                           Page 16


                                     (a)        fails to pay any of its (other)
                                                indebtedness or liability when
                                                due, such failure continues
                                                after any applicable grace
                                                period specified in an
                                                agreement or instrument
                                                relating to such (other)
                                                indebtedness or liability and,
                                                as a result thereof, the
                                                Borrower or applicable
                                                subsidiary is then in default
                                                of payment of an aggregate
                                                principal amount of
                                                indebtedness and liability of
                                                $10,000,000 U.S. (or the
                                                Canadian dollar equivalent
                                                thereof) or more; or

                                     (b)        permits any material default
                                                under any agreement or
                                                instrument relating to its
                                                (other) indebtedness or
                                                liability, or any other event,
                                                to occur and to continue after
                                                any applicable grace period
                                                specified in such agreement or
                                                instrument and the effect of
                                                such default or event is to
                                                accelerate, or to permit the
                                                acceleration of, the maturity
                                                of that indebtedness or
                                                liability such that the
                                                aggregate principal amount of
                                                the indebtedness and liability
                                                incurred by the Borrower or
                                                applicable subsidiary which
                                                then has been or may be
                                                accelerated by the relevant
                                                creditor(s) exceeds $10,000,000
                                                U.S. (or the Canadian dollar
                                                equivalent thereof);

                                     (irrespective of whether either of the
                                     aforesaid aggregate principal amounts, or any portion thereof, is incurred jointly, severally or jointly and severally, provided that the calculation of such aggregate principal amounts shall be made without duplication); or

                             (5)     subject to the above paragraphs (1) and
                                     (4) of this section, an "Event of Default" within the meaning of the Syndicated Credit Agreement occurs thereunder as a result of any of the events or circumstances specified in Section 9 (h) thereof; or

                             (6) subject to the above paragraphs (1), (4) and (5) of this section, any other event of default occurs under the Syndicated Credit Agreement or any successor thereto which results in the acceleration of any amount of the Parent Company's indebtedness or liability outstanding thereunder and/or the termination of the lenders' commitments thereunder; or

                             (7) any of Sections 8.2 (l), 8.2 (o) or 8.3 of the Syndicated Credit Agreement as each relates to the Borrower is amended, substituted or abolished

To:  Lear Seating Canada Ltd.                                           Page 17

                                     at any time without the prior written
                                     consent of the Bank; or

                             (8) any course of action is undertaken by the Borrower or any material subsidiary of the Borrower, or with respect to such corporation or its capital stock by another party, which is intended to result in, or would result (in the reasonable opinion of the Bank) in, its reorganization or reconstruction, or its consolidation, amalgamation or merger with another corporation, or the transfer of all or substantially all of the undertaking and assets of such corporation; or

                             (9)     there occurs or is announced or is
                                     scheduled any change in the ownership of the Borrower such that the Parent Company or any wholly-owned subsidiary of the Parent Company ceases, or would cease, to beneficially own 100% of the issued and outstanding capital stock in the Borrower at any time; or

                             (10) any affiliate of the Borrower or of a subsidiary of the Borrower which is a party to a postponement and subordination agreement entered into with the Bank (a "Postponement and Subordination
                                     Agreement") fails to substantially
                                     perform, observe or otherwise comply with any material term or condition of that Postponement and Subordination Agreement and such failure continues for 15 Business Days or more after notice given by the Bank to the applicable affiliate to remedy same; or any such affiliate party to a Postponement and Subordination Agreement denies, to any extent, its obligations under such Postponement and Subordination Agreement or claims such Postponement and Subordination Agreement to be, with respect to itself or any other party thereto, invalid or withdrawn in whole or in part; or any Postponement and Subordination Agreement is invalidated in whole or in part by any Act, regulation or governmental action; or any Postponement and Subordination Agreement ceases to be the valid, binding and enforceable obligation of the applicable affiliate(s).

CHANGE OF                    No amendment or other modification, substitution,
INTERPRETATION               abolition or waiver to or of:

                             (i) any provision of the Syndicated Credit Agreement or the General Security Agreement, or any portion of any provision of either such agreement, which is specifically referenced in this Agreement, including, without limitation, any defined term

To:  Lear Seating Canada Ltd.                                           Page 18

                                     of the Syndicated Credit Agreement or of the General Security Agreement referenced herein (each a "Referenced Term"); or

                             (ii) any defined term of the Syndicated Credit Agreement or the General Security Agreement which is used in or is otherwise relevant to any Referenced Term but which is not specifically referenced in this Agreement (each a "Referenced Term" also)

                             shall be binding upon the Bank for the purposes of this Agreement unless the Bank gives its prior written consent thereto for the express purpose of the relevant amendment, modification, substitution, abolition or waiver. Each Referenced Term shall survive termination of or the Bank's withdrawal from the Syndicated Credit Agreement or the General Security Agreement, as applicable, and shall survive the invalidity of the Syndicated Credit Agreement or the General Security Agreement or any portion of any provision or defined term of either such agreement which constitutes a Referenced Term for the purposes of this Agreement.

DETERMINATION                The Bank shall have the right to determine at any
                             time, and in its discretion reasonably exercised, as to whether any event, circumstance or thing envisaged in this Agreement is or would be "material", "adverse" or "substantial", as such terms are used herein. Any accounting terms used and not specifically defined herein shall be construed in accordance with Canadian GAAP or, as applicable, generally accepted U.S. accounting principles, consistently applied, and except as may be otherwise provided herein all financial data and statements submitted pursuant to this Agreement shall be prepared in accordance with such principles.

INDEMNITY                    If the introduction or implementation of or any
PROVISIONS                   change in or in the interpretation of, or any
                             change in its application to the Borrower of, any law or any regulation or guideline issued by any central bank or other governmental authority
                             (whether or not having the force of law), including, without limitation, any reserve or special deposit requirement or any tax (other than tax on the Bank's general income) or any capital requirement, has due to the Bank's compliance the effect, directly or indirectly, of
                             (i) increasing the cost to the Bank of performing its obligations hereunder or under any BA or Documentary Instrument; (ii) reducing any amount received or receivable by the Bank or its effective return hereunder or in respect of any BA or Documentary Instrument or on its capital;
                             or (iii) causing the Bank to make any payment or to forgo any return based on any amount received or

To:  Lear Seating Canada Ltd.                                           Page 19

                             receivable by the Bank hereunder or in respect of any BA or Documentary Instrument, then upon receipt by the Borrower of a certificate from the Bank setting forth in reasonable detail any additional costs, reduced amount receivable or foregone return, the Borrower shall pay such amount as shall compensate the Bank for any such cost, reduction, payment or forgone return. The Borrower shall further indemnify the Bank for all costs, losses and expenses which may at any time be imposed on, incurred by or asserted against the Bank in any way relating to or arising out of the execution, delivery or enforcement of this Agreement, the transactions contemplated hereby (including, without limitation, the making and maintaining of any Availment hereunder) and/or the early termination of any LIBOR Period and agrees that the Bank shall have no liability to the Borrower for any reason in respect of any Availment other than on account of the Bank's gross negligence or wilful misconduct. Any certificate of the Bank in respect of the foregoing will be conclusive and binding upon the Borrower, except for manifest error, provided that the Bank shall determine the amounts owing to it in good faith using any reasonable averaging and attribution methods.

INDEMNITY FOR                The Borrower hereby represents and warrants that
ENVIRONMENTAL                its business and assets and those of its material
HAZARDS                      subsidiaries are operated in substantial
                             compliance with applicable environmental laws, rules, regulations and orders ("Environmental
                             Laws") and that no enforcement action in respect thereof is threatened or pending, to the best of the knowledge, information and belief, after due enquiry, of each and every senior officer of the Borrower who could reasonably be expected to have knowledge of such matters. The Borrower covenants to and to cause its subsidiaries to continue to so operate and permit the Bank to conduct inspections and appraisals of all or any of its and its subsidiaries' records, business and assets at reasonable times upon prior written notice to the Borrower at any time and from time to time at the Borrower's expense to ensure such compliance. If the Bank is required to expend any funds in compliance with Environmental Laws, the Borrower shall indemnify the Bank in respect of such expenditures as if an advance had been made to the Borrower under this Agreement for such purpose;
                             provided that the Bank shall have delivered to the Borrower a certificate setting forth in reasonable detail the basis for its expenditures, including the Environmental Laws implicated and the amount and nature of such expenditures.

To:  Lear Seating Canada Ltd.                                           Page 20


REPORTING                    The Borrower shall provide to the Bank, to the
                             attention of Unit Head, Corporate Banking -
                             Ontario, 44 King Street West, Toronto, Ontario M5H
                             1H1:

                             (1)     unaudited, quarterly, consolidated
                                     financial statements of the Borrower
                                     within 60 days of the end of each of the first 3 quarters of each of its fiscal years;

                             (2) audited, annual, consolidated financial statements of the Borrower within 150 days of each of its fiscal year-ends;

                             (3) quarterly certificates of compliance, supported by detailed calculations:

                                     (i)        demonstrating that the Borrower
                                                has maintained all financial
                                                performance tests prescribed in
                                                this Agreement and confirming
                                                that no Event of Default has
                                                occurred or is continuing
                                                hereunder;

                                     (ii)       demonstrating that the Parent
                                                Company has maintained all
                                                financial performance tests
                                                prescribed in the Syndicated
                                                Credit Agreement and further
                                                confirming that no event of
                                                default has occurred or is
                                                continuing thereunder;

                                     (iii)      to confirm the Coverage and
                                                Debt Ratios affecting the
                                                Pricing Levels for certain
                                                interest rates and fees
                                                hereunder (determined in
                                                accordance with the Interest
                                                Rate/Fee Adjustments section
                                                hereof) which will be in
                                                effect, subject to the terms of
                                                the Interest Rate/Fee
                                                Adjustments section hereof, for
                                                the 90-day period commencing on
                                                the second Business Day
                                                immediately following the
                                                earlier of the Bank's receipt
                                                of a certificate and the due
                                                date therefor; and

                                     (iv)       to specify the aggregate amount
                                                of Obligations which are known
                                                by the Borrower to be
                                                outstanding as at the end of
                                                the applicable fiscal period,
                                                including, the aggregate amount
                                                of all Obligations which were
                                                incurred during such fiscal
                                                period;

                                     with each certificate to be signed by a
                                     senior executive officer of the Borrower and the Parent Company and to be provided as soon as feasible after the end of each fiscal quarter of the Borrower and in any event (if not already provided) within 60 days of the end of each of the first 3 quarters of each of the Borrower's

To:  Lear Seating Canada Ltd.                                           Page 21

                                     fiscal years and within 105 days of each of the Borrower's fiscal year-ends; and

                             (4) such other information as the Bank may reasonably request.

EXPENSES All reasonable fees and out-of-pocket expenses of the Bank in respect of preparation and enforcement of this Agreement will be for the account of the Borrower.

EXCHANGE                     Except as otherwise provided hereunder, the
EQUIVALENCIES                Canadian dollar exchange equivalent of U.S.
                             dollars shall be determined by the Bank in accordance with its normal practices from time to time. The aggregate amount of Canadian dollar
                             Availments and the Canadian dollar exchange equivalent of U.S. dollar Availments outstanding at any time under the Credit shall not exceed the Canadian dollar committed limit of the Credit at such time, and for such purposes the Bank may require any such excess resulting for any reason to be repaid within 30 days of notice thereof to the Borrower and until such repayment may refuse to allow a drawdown under the Credit.

PAYMENTS Unless otherwise directed by the appropriate party, all disbursements to the Borrower shall be made into an account designated by the Borrower and all payments to the Bank shall be made in the currency in respect of which the obligations requiring such payment arose by depositing such payments (whether by wire transfer or otherwise) into an account designated by the Bank at the Branch for value on the due date. Upon the occurrence and continuation of any Event of Default hereunder, the Borrower hereby acknowledges that the Bank shall be entitled, from time to time and at any time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, irrespective of whether or not the Bank shall have made any demand under this Agreement. The currency of account of all payments contemplated hereunder shall be of the essence of this Agreement.

EVIDENCE OF                  The Borrower acknowledges that the actual
INDEBTEDNESS                 recording of any Availment under the Credit and
                             interest, fees and other amounts due therefor under this Agreement in an account of the Borrower maintained by the Bank in respect thereof and payments made under the Credit in accordance with this Agreement shall constitute, except for manifest error, conclusive evidence of the Borrower's indebtedness and liability from time to time under this Agreement in respect of the Credit;

To:  Lear Seating Canada Ltd.                                          Page 22

                             provided that the failure of the Bank to record the indebtedness and liability of the Borrower in such account shall not affect the obligation of the Borrower to pay or repay such indebtedness and liability in accordance with this Agreement.

JUDGMENT                     The obligation of the Borrower hereunder to make
CURRENCY                     payments in U.S. dollars shall not be discharged
                             or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into Canadian dollars except to the extent to which such tender or recovery shall result in the effective receipt by the Bank of the full amount of U.S. dollars so payable hereunder.
                             Accordingly, the obligation of the Borrower shall be enforceable as an alternative or additional cause of action for the purpose of recovery in Canadian dollars of the amount (if any) by which such effective receipt shall fall short of the full amount of U.S. dollars so payable hereunder and shall not be affected by any judgment being obtained for any other sums due hereunder.

SEVERABILITY                 The invalidity or unenforceability of any
                             particular provision of this Agreement shall not affect any other provision herein and the Agreement shall be construed as if the invalid or unenforceable provision had been omitted.

ASSIGNABILITY                The Borrower may not assign this Agreement.  The
& GOVERNING LAW              Bank may assign or grant participation in its
                             rights and obligations hereunder to any of its subsidiaries or affiliates without the consent of the Borrower, and may assign or grant participation in its rights and obligations hereunder to any other third party with the prior written consent of the Borrower (not to unreasonably withheld), with each such assignee or participant to be entitled to rely on the section headed INDEMNITY PROVISIONS as set out above.
                             This Agreement shall be construed in accordance with the law of the Province of Ontario.





                             *                      *                      *

To:  Lear Seating Canada Ltd.                                           Page 23



          Please indicate your acceptance of this Agreement by signing and returning to the Bank the enclosed duplicate copy of this letter, together with Schedules "A" and "B" hereto, on or before April 19, 1995, failing which the provisions hereof shall be of no force or effect.

                                       Yours truly,

Accepted this ____ day of              THE BANK OF NOVA SCOTIA
of April, 1995.


LEAR SEATING CANADA LTD.               by:
                                          ------------------------
                                              S.P. Hart



by:                                    by:
    ----------------------------          ------------------------
                                               M.L. Ness
    Name:
          ----------------------

    Title:
          ----------------------

by:
    ----------------------------

    Name:
         -----------------------

    Title:
          ----------------------

                                  SCHEDULE "A"

                            DOCUMENTARY INSTRUMENTS


           This Schedule is part of the letter loan agreement (the "Agreement") dated April 19, 1995, between The Bank of Nova Scotia (the "Bank") and Lear Seating Canada Ltd. (the "Applicant"). Canadian and U.S. dollar denominated commercial and standby letters of credit and letters of guarantee (each a "Documentary Instrument") shall be Availments which may be obtained under the Revolving Term Credit referred to in the Agreement, provided that each Documentary Instrument shall be in form satisfactory to the Bank and have a term to expiry of not more than 365 days and further provided that the issuance thereof will not contravene any law, regulation or order applicable to such Documentary Instrument in any jurisdiction. Each Commercial Documentary Instrument shall be issued subject to the additional terms set forth in Schedule "B" attached hereto. All other capitalized terms not defined herein shall have the respective meanings given to them in the Agreement.

           IN CONSIDERATION of the Bank issuing each Documentary Instrument, the Applicant hereby agrees as follows:

    1. The availability of the Credit shall be reduced by the face amount of each Documentary Instrument for and during the period of time that the Bank has a contingent liability thereunder. The Applicant shall pay, upon issuance of each Documentary Instrument for the guarantee of performance of the Applicant's contractual obligations, a fee of 1/2 of 1% per annum, and upon issuance of each Documentary Instrument for any other purpose, a fee of 3/4 of 1% per annum, calculated in each case on the face amount of such Documentary Instrument for the actual number of days to elapse, based upon a year of 365 days, from and including the date of issuance thereof to the applicable date of expiry. The issuance fee shall be recalculated each time a particular Documentary Instrument is reduced and the Bank will refund to the Borrower any unearned issuance fee as a result of reductions in or cancellations of the particular Documentary Instrument from the date of recalculation hereunder, provided that in no event shall the minimum issuance fee paid in respect of the particular Documentary Instrument be less than the greater of $100 Cdn. or U.S., as applicable, or 1/4 of 1% per annum of the face amount of the Documentary Instrument issued or renewed. Each Documentary Instrument may be converted to another Availment, but only on the expiry or cancellation of such Documentary Instrument. All drafts, bills of exchange, receipts, acceptances, demands and other requests for payment drawn or issued under a Documentary Instrument (any such instrument being a "Draft") and all other amounts paid by the Bank under or in connection with any Documentary Instrument shall constitute under the Credit a Prime Rate Advance to the extent that such amounts are in Canadian dollars and a Base Rate Advance to the extent that such amounts are in U.S. dollars.

    2. The Applicant shall pay to the Bank all of the Bank's contingent liability in respect of (i) any Documentary Instrument outstanding upon any termination of the Credit, and (ii) any Documentary Instrument which becomes the subject matter of any order, judgment, injunction or other such determination (an "Order"), or any petition or other application for any Order by the Applicant or any other party, restricting payment by the Bank under and in accordance with such Documentary Instrument or extending the Bank's liability under such Documentary Instrument beyond the expiration date stated therein, provided that payment in respect of each such Documentary Instrument shall be due forthwith upon demand and in the currency in which such Documentary Instrument is denominated (the "Instrument Currency"); provided that, subject to the provisions of paragraph (5) of the section below captioned COVENANTS, no such payment shall be required to be made by the Applicant with respect to any Documentary Instrument prior to its date of expiry if such Documentary Instrument is outstanding at the time of the Applicant's receipt of any notice of repayment given by the Bank to the Applicant in accordance with the aforesaid paragraph (5) of the section of the Agreement captioned COVENANTS.

    3. The Bank hereby agrees that it will, with respect to each Documentary Instrument subjected to any such demand for payment under the preceding section, upon the later of:

           (a) the date on which any final and non-appealable order, judgment or other such determination has been rendered or issued either terminating any applicable Order, or permanently enjoining the Bank from paying under such Documentary Instrument; and

           (b)     the earlier of:

                   (i) the date on which either the original counterpart of such Documentary Instrument is returned to the Bank for cancellation or the Bank is released by the beneficiary thereof from any further obligations in respect of such Documentary Instrument; and,

                   (ii)      the expiry of such Documentary Instrument;

pay to the Applicant an amount in the applicable Instrument Currency equal to any excess of the amount received by the Bank hereunder in respect of the Bank's contingent liability under such Documentary Instrument (the "Received Amount") over the equivalent in such Instrument Currency of the total of amounts applied to reimburse the Bank for amounts paid by it under or in connection with such Documentary Instrument (the Bank having the right to so appropriate an aggregate sum equal to the amounts paid by it under the applicable Documentary Instrument), together with an additional amount in such Instrument Currency computed by applying a per annum rate as set out below to the amount of such excess from time to time. The applicable per annum rate shall equal 3% per annum less than the Prime Lending Rate, if the applicable Documentary Instrument is denominated in Canadian dollars or 3% less than the Bank's Base Rate Canada, if the applicable Documentary Instrument is denominated in U.S. dollars. Such additional amount shall be calculated daily on the basis of a 365 day year for the actual number of days elapsed from and including the date of payment to the Bank of the Received Amount to (but not including) the date of return to the Applicant of the excess.

    4. Amounts not paid when due hereunder shall, for the purposes of the Agreement, be deemed to be amounts not paid when due for Prime Rate Advances if in respect of Canadian dollars and Base Rate Advances if in respect of U.S. dollars.

    5. The obligations of the Applicant hereunder shall be absolute, unconditional and irrevocable and shall not be reduced by any event or occurrence including, without limitation, any lack of validity or enforceability of a Documentary Instrument, or any Draft paid or acted upon by the Bank or any of its correspondents being fraudulent, forged, invalid or insufficient in any respect, or any claims which the Applicant may have against any beneficiary or transferee of any Documentary Instrument; provided that the Bank shall indemnify the Borrower for any cost, expense or other liability resulting from the Bank's negligence or wilful misconduct. The obligations of the Applicant hereunder shall remain in full force and effect and shall apply to any alteration to or extension of the expiration date of any Documentary Instrument or any standby letter of credit issued to replace, extend or alter any Documentary Instrument.

    6. Any action, inaction or omission taken or suffered by the Bank or any of the Bank's correspondents under or in connection with a Documentary Instrument or any Draft made thereunder, if in good faith and in conformity with foreign or domestic laws, regulations or customs applicable thereto shall be binding upon the Applicant and shall not place the Bank or any of its correspondents under any resulting liability to the Applicant. Without limiting the generality of the foregoing, the Bank and its correspondents may receive, accept or pay as complying with the terms of a Documentary Instrument, any Draft thereunder, otherwise in order which may be signed by, or issued to, the administrator or any executor of, or the trustee in bankruptcy of, or the receiver for any property of, or other person or entity acting as the representative or in the place of, such beneficiary or its successors and assigns. The Applicant covenants that it will not take any steps against the Bank or any of its correspondents, issue any instructions to the Bank or any of its correspondents or institute any proceedings against the Bank or any of its correspondents intended to derogate from the right or ability of the Bank or its correspondents to honour and pay any Draft or Drafts.

    7. The Applicant agrees to pay, upon 10 days' prior written notice thereof, all reasonable costs and expenses of the Bank incurred in the enforcement of the Bank's rights under this Agreement and, further, will indemnify the Bank on demand against all loss or damage to the Bank arising out of the issuance of or other action taken by the Bank in connection with any Documentary Instrument including, without limitation, the costs relating to any legal process instituted by any party restraining or seeking to restrain the Bank from accepting or paying any Draft; provided that the Bank shall have delivered to the Borrower a certificate setting forth in reasonable detail all such costs, expenses or damages. The Applicant also agrees that the Bank shall have no liability to it for any reason in respect of the issuance of any Documentary Instrument other than on account of the Bank's negligence or wilful misconduct. All payments to be made to the Bank hereunder shall be made for value on the date due and free of any withholding tax or levy, other than taxes imposed on the net income of the Bank, and such taxes or levies, other than as excepted, shall be paid by the Applicant. The provisions of this paragraph will survive payment in full hereunder.

    8. This Schedule and Schedule "B" shall be binding upon the Applicant, its successors and assigns and shall enure to the benefit of the Bank, its successors, transferees and assigns. Any provision of this Schedule and any provision of Schedule "B" which is void or unenforceable shall be ineffective to the extent void or unenforceable and shall be severable from the other provisions of the applicable Schedule and this Schedule and Schedule "B" shall be interpreted as if such provision were not included in Schedule "A" or Schedule "B", as applicable. Time and the currency of payment hereunder shall be deemed to be of the essence hereof. None of the terms of this Schedule or of Schedule "B" shall be amended except in writing signed by the Bank and the Applicant and any waiver by the Bank shall not constitute any further waiver. The Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce (the "UCP") shall in all respects apply to each standby or commercial letter of credit and shall be deemed for such purpose to be a part hereof as if fully incorporated herein.
In the event of any conflict between the UCP and the governing law of the Agreement, the UCP shall prevail to the extent necessary to remove the conflict.

                                  SCHEDULE "B"

                       COMMERCIAL DOCUMENTARY INSTRUMENTS


           This Schedule is part of the letter loan agreement (the "Agreement") dated April 19, 1995, between The Bank of Nova Scotia (the "Bank") and Lear Seating Canada Ltd. (the "Applicant"). Canadian and U.S. dollar denominated commercial letters of credit (each a "Commercial Documentary Instrument") shall be Availments which may be obtained under the Revolving Term Credit referred to in the Agreement, provided that each Commercial Documentary Instrument shall be in form satisfactory to the Bank and have a term to expiry of not more than 365 days and further provided that the issuance thereof will not contravene any laws, regulations or orders applicable to such Documentary Instrument in any jurisdiction. All other capitalized terms not defined herein shall have the respective meanings given to them in the Agreement.

           IN CONSIDERATION of the issue by the Bank from time to time of one or more Commercial Documentary Instruments prepared in accordance with an application or applications which have been or will be entered into by the Applicant from time to time during the term of the Agreement and in addition to the terms contained in Schedule "A" hereto, the Applicant hereby agrees with the Bank as follows:

    1. If a Commercial Documentary Instrument does not specify the unit price of the goods, wares and merchandise and other commodities which may be purchased or shipped under or by virtue of such Commercial Documentary Instrument (the "Goods") and does not state that partial shipments are not permitted, the Bank shall be entitled to be paid the full amount of any Draft honoured in respect of a partial shipment notwithstanding that it is for an amount that is disproportionate to the relative partial shipment.

    2. All users of a Commercial Documentary Instrument shall be deemed to be agents of the Applicant and neither the Bank nor its agents or correspondents shall be responsible for the negligence or fraudulence of any user of a Commercial Documentary Instrument, for the existence, nature, condition, description, value, quality or quantity of the Goods, for the packing, shipment, export, import, handling, storage or delivery thereof, or for the safety or preservation thereof at any time, and neither the Bank nor its agents or correspondents shall be liable for any loss resulting from the total or partial destruction of or damage to or deterioration or fall in value of the Goods, or from the delay in arrival or failure to arrive of either the Goods or of any of the documents relating thereto, or from the inadequacy or invalidity of any document or insurance, or from the default or insolvency of any insurer, carrier or other person issuing any document with respect to the Goods, or from failure to give or delay in giving notice of arrival of the Goods or any other notice, or from any error in or misinterpretation of or default or delay in the sending, transmission, arrival or delivery of any message, whether in cipher or not, by post, telegraph, cable, wireless or otherwise, and the obligations hereunder of the Applicant to the Bank shall not be in any way lessened or affected if any Draft or document accepted, paid or acted upon by the Bank or its agents or correspondents does not bear a reference or sufficient reference to a Commercial Documentary Instrument or if no note thereof is made on a Commercial Documentary Instrument.